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                                                                   EXHIBIT 10.42

                                                    (Restated electronically for
                                                      SEC filing purposes only)


                         PERFORMANCE FOOD GROUP COMPANY

                       1993 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

         The purpose of the Performance Food Group Company 1993 Employee Stock Incentive Plan (the "Plan") is to enable Performance Food Group Company, a Tennessee corporation (the "Corporation"), to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, consultants and the Corporation's shareholders, by offering such key employees and consultants performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         1.1 "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         1.2 "Board" means the Board of Directors of the Corporation.

         1.3 "Book Value" means, as of any given date, on a per share basis (i) the common shareholders' equity in the Corporation as of the end of the immediately preceding fiscal year as reflected in the Corporation's consolidated balance sheet, subject to such adjustment as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Common Stock as of such year-end date (as adjusted by the Committee for subsequent events or for shares of capital stock immediately convertible into Common Stock).

         1.4 "Cause" has the meaning set forth in Section 5(j) of the Plan.

         1.5 "Change in Control" has the meaning set forth in Section 11(b) of the Plan.



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         1.6 "Change in Control Price" has the meaning set forth in Section
11(d) of the Plan.

         1.7 "Common Stock" means the Corporation's Common Stock, par value $.01 per share.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         1.9 "Commission" means the Securities and Exchange Commission.

         1.10 "Committee" means the Committee referred to in Section 2 of the Plan.

         1.11 "Corporation" means Performance Food Group Company, a corporation organized under the laws of the State of Tennessee, or any successor corporation.

         1.12 "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

         1.13 "Disability" means disability as determined under the Corporation's long-term disability insurance policy or if there is no such policy then in effect, total disability as defined in Section 22(e)(3) of the Code.

         1.14 "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         1.15 "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect.

         1.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         1.17 "Fair Market Value" means the reported closing price of the Common Stock on the National Association of Securities Dealers, Inc. -- National Market System ("The Nasdaq National Market") on the relevant date or, if no shares are traded on that date, the reported closing price on the next preceding date on which shares were traded. In the event the Common Stock is no longer reported on The Nasdaq National Market, Fair Market Value shall be determined by such other method as the Committee in good faith deems appropriate without regard to any restriction other than a restriction which, by its terms, will never lapse.

         1.18 "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.



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         1.19 "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         1.20 "Limited Stock Appreciation Right" means a Stock Appreciation Right described in Section 6(b)(v) below.

         1.21 "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         1.22 "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

         1.23 "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

         1.24 "Potential Change in Control" has the meaning set forth in Section 11(c) below.

         1.25 "Plan" means this Performance Food Group Company 1993 Employee Stock Incentive Plan, as hereinafter amended from time to time.

         1.26 "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 below.

         1.27 "Retirement" means Normal or Early Retirement.

         1.28 "Stock" means the Common Stock.

         1.29 "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         1.30 "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

         1.31 "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9.



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         1.32 "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

         The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Disinterested Persons. The initial Committee shall be the Compensation Committee of the Board.

         The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards.

         In particular, the Committee shall have the authority, consistent with the terms of the Plan:

                  (a) to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

                  (c) to determine the number of shares to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under
Section 5(l) or (m), as applicable, instead of Common Stock;



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                  (f) to determine whether, to what extent and under what
circumstances Common Option grants and/or other awards under the Plan and/or other cash awards made by the Corporation are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

                  (g) to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

                  (h) to determine the terms and restrictions applicable to Stock Purchase Rights and the Common Stock purchased by exercising such Rights.

         The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

         All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

SECTION 3. SHARES OF STOCK SUBJECT TO PLAN.

         The aggregate number of shares of Stock reserved and available for distribution under the Plan shall be increased by 2,400,000 shares to 4,025,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         Subject to Section 6(b)(iv) below, if any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

         In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the


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number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

         The maximum number of shares of Common Stock for which awards may be granted under the Plan to any particular eligible employee shall be 500,000 during any one year, subject to adjustment as provided in this Section 3. Notwithstanding the foregoing limitation, nothing herein shall cause a reduction in the number of shares of Common Stock subject to awards outstanding to any eligible employee as of May 7, 1996, the effective date of this amendment.

SECTION 4. ELIGIBILITY.

         Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5. STOCK OPTIONS.

         Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

         The Committee shall have the authority to grant to any optionee (subject to the limitation set forth in the paragraph above) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.



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         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its subsidiary or parent corporations, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its subsidiary or parent corporations, more than five years) after the date the Option is granted.

         (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in
Section 5(g), (h) and (i) and Section 11, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

         If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, such Restricted Stock or Deferred Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award or Deferred Stock award in question, and any



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additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

         No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a).

         (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the Federal and State, if any, income tax incurred by the optionee upon such exercise.

         (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and
(ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in clause (i)



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above (or such other period as the Committee shall specify at grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

         (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in clause (i) above (or such shorter period as the Committee may specify at grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

         (j) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an



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optionee voluntarily terminates employment with the Corporation and any
Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

         (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

         No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000.

         To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                  (i) if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such option that is immediately exercisable as an "incentive stock option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                  (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

         (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

         (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option



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take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regards to the deferral limitations and/or forfeiture restrictions involved.

SECTION 6. STOCK APPRECIATION RIGHTS.

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

         A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

         A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in




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cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted selling price, regular way, of the Common Stock on the National Market System or such other exchange or market as is the principal trading market for the Stock, or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares of Common Stock actually issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time. To the extent that a Stock Appreciation Right is paid in cash upon exercise, the shares of Common Stock which would have been issued pursuant to the underlying Stock Option in lieu of such cash payment shall not count towards the limitation contained in Section 3 of the Plan and shall remain available for future distribution under the Plan.

                  (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e, Stock Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

                  (vi) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right or Limited Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

SECTION 7. RESTRICTED STOCK.

         (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c).

         The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

         The provisions of Restricted Stock awards need not be the same with respect to each recipient.

         (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

                  (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                  (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                  (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under
Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

                  (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

         (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8. DEFERRED STOCK.

         (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which grants of Deferred Stock will be made, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the awards in addition to those set forth in Section 8(b).

         The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

         The provisions of Deferred Stock awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

                  (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will be paid to the participant currently, or deferred or deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

                  (iii) Subject to the provisions of the award agreement and this Section 8, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                  (iv) Based on service, performance and/or such other factors or criteria as the Committee may in its sole discretion determine, the Committee may, in its sole discretion at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

                  (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least 12 months prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

                  (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Corporation and the participant.

         (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and the service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 9. STOCK PURCHASE RIGHTS.

         (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

                  (i)    at its Fair Market Value on the date of grant;

                  (ii)   at 85% of such Fair Market Value on such date;

                  (iii)  at an amount equal to Book Value on such date; or

                  (iv)   at a price between 85% and 100% of Fair Market Value.

         The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

         The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

         Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

         (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for 10 trading days at the purchase price specified by the Committee in accordance with Section 9(a).

SECTION 10. OTHER STOCK-BASED AWARDS.

         (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value earnings per share or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the

Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

         The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

         (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

                  (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

                  (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

                  (iii) Any award under Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

                  (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this
Section 10.

                  (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Corporation and the participant.

                  (vi) Common Stock (including securities convertible into Common Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Common Stock (including securities convertible into Common Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at at least 85% of the Fair Market Value of the Common Stock on the date of grant.

SECTION 11. CHANGE IN CONTROL PROVISIONS.

         (a) Impact of Event. In the event of:

                  (1) a "Change in Control" as defined in Section 11(b) or

                  (2) a "Potential Change in Control" as defined in Section 11(c), but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination), the following acceleration and valuation provisions shall apply if so determined by the Committee in its sole discretion:

                  (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six months and any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) Except as otherwise provided in Section 11(a)(iv) below, the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

                  (iv) In the case of any Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and Other Stock-Based Awards held by any person subject to Section 16(b) of the Exchange Act, the value of all such Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Other Stock-Based Awards, in each case to the extent that they are vested and have been held for at least six months, shall (unless otherwise determined by the Committee in its sole discretion) be cashed out on the basis of the "Change in Control Price" as defined in Section 11(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred, but only if the Change in Control or Potential

Change in Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act, or any successor provision promulgated by the Securities and Exchange Commission.

         (b) Definition of Change in Control. For purposes of Section 11(a), a "Change in Control" means the happening of any of the following:

                  (i) any person or entity, including a "group" as defined in
Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                  (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

                  (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

         (c) Definition of Potential Change in Control. For purposes of Section 11(a), a "Potential Change in Control" means the happening of any one of the following:

                  (i) The approval by shareholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 11(b); or

                  (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

         (d) Change in Control Price. For purposes of this Section 11, "Change in Control Price" means the highest price per share paid in any transaction reported on the National Market System or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or Actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights (or Limited Stock Appreciation Rights) or, where applicable, the date on which a cash out occurs under Section 11(a)(iii).

SECTION 12. AMENDMENTS AND TERMINATION.

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right (or Limited Stock Appreciation Right), Restricted or Deferred Stock award, Stock Purchase Right or other Stock-Based Award theretofore granted, without the optionee's or participant's consent or which, without the approval of the Corporation's shareholders, would:

                  (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

                  (b) change the pricing terms of Sections 5(a) or 9(a);

                  (c) change the employees or class of employees eligible to participate in the Plan; or

                  (d) extend the term under Section 16 of the Plan.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

         Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 13. UNFUNDED STATUS OF PLAN.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 14. GENERAL PROVISIONS.

         (a) Legends; Restrictions on Transfer. The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

         All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         Except as otherwise provided by the Committee, Options granted under the Plan may not be assigned, pledged or transferred except by will or the laws of descent and distribution, and, except as otherwise provided by the Committee, Non-Qualified Stock Options may not be assigned, pledged or transferred except for transfers by an Optionee to a member of his or her Immediate Family or a trust for the benefit of the Optionee or a member of his or her Immediate Family. Except as specified herein, during the lifetime of the Optionee, Options are exercisable only by the Optionee.

         (b) Other Compensation. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) No Rights to Continued Employment. The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

         (d) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The election by a grantee who is subject to Section 16(b) of the Exchange Act to satisfy withholding obligations with Stock shall be made either (i) during the 10 business day window period described in Rule 16b-3(e)(3) (or any successor provision) thereunder, if the exercise is also made during such a period or (ii) at least six months prior to the date as of which the income attributable to the exercise of the related award is recognized under the Code, and shall be irrevocable to the extent required under such Rule 16b-3(e)(3) (or any successor provision). The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

         (e) Dividends. The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

         (f) Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

         (g) Compliance with Section 16(b). This Plan is intended to comply with and to the extent necessary or appropriate shall be interpreted to comply with, Rule 16b-3 under the Exchange Act.

SECTION 16. EFFECTIVE DATE OF PLAN.

         The Plan shall be effective as of the date and time of execution of the Underwriting Agreement, pursuant to the registration statement on Form S-1 (Registration No. 33-64930), subject to the Plan being approved by the shareholders of the Company at the meeting scheduled for July 21, 1993.

SECTION 17. TERM OF PLAN.

         No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date, but awards granted prior to such tenth anniversary may be extended beyond that date.